Exhibit 3.2.96

F040730000296

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LOEWS BOULEVARD CINEMAS, INC.

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is Loews Boulevard Cinemas, Inc.

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on July 24, 1922.

THIRD: The amendment of the certificate of incorporation effected by this certificate of amendment is as follows:

To change the purpose of the corporation.

FOURTH: To accomplish the foregoing amendment, Article Second of the certificate of incorporation is hereby stricken out in its entirety, and the following new Article is substituted in lieu thereof:

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, exclusive of any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

FIFTH: The Board of Directors and the Shareholders of the corporation authorized the amendment under the authority vested in said Board under the provisions of the certificate of incorporation and of Section 708 of the Business Corporation Law of New York.

[The remainder of this page is left intentionally blank.]

1

IN WITNESS WHEREOF, Loews Boulevard Cinemas, Inc. has caused this Certificate of Amendment of Certificate of Incorporation to be executed by its Senior Vice President, this 27th day of July, 2004.

/s/ MICHAEL POLITI
Senior Vice President
Michael Politi
Senior Vice President & Corporate Counse

2

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION OF

LOEW’S BOULEVARD CORPORATION

PURSUANT TO SECTION 36 OF THE STOCK CORPORATION LAW

WE, the undersigned, being the holders of record of all the outstanding shares of Loew’s Boulevard Corporation entitled to vote on a change in the number of directors, do hereby certify as follows:

1. The name of the corporation is LOEW’S BOULEVARD CORPORATION.

2. The Certificate of Incorporation was filed in the office of the Secretary of State on the 24th day of July, 1922.

3. The Certificate of Incorporation of this corporation is hereby amended, as authorized in subdivision 2 of Section 35 of the Stock Corporation Law to change the number of directors to not less than four nor more than eight.

4. To accomplish such change in the number of directors, the first sentence of Article VII of the Certificate of Incorporation of this corporation is hereby amended to read as follows:

“The number of directors of the corporation shall not be less than four nor more than eight.”

IN WITNESS WHEREOF we have made and subscribed this Certificate this 30th day of June, 1954.

LOEW’S INCORPORATED

[SEAL]	BY	/s/ Illegible
Vice President

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

On this 30th day of June 1954, before me personally came JOSEPH R. VOGEL, to me known, who, being by me duly sworn, did depose and say that he resides at No. 888 Park Avenue, New York City; that he is the Vice President of Loew’s Incorporated, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

/s/ MORRIS SHER
Morris Sher
Notary Public, State of New York No. 24-8964200, Qualified in Kings Co. Cert. Filed in New York County Commission Expires March 30, 1956

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

LEOPOLD FRIEDMAN being duly sworn deposes and says:

That he is the Secretary of Loew’s Boulevard Corporation; that the persons who executed the foregoing Certificate of Increase of the number of directors of Loew’s Boulevard Corporation constitute the holders of record of all outstanding shares of said corporation entitled to vote with relation to the proceedings provided for in the Certificate.

Subscribed and sworn to before me this 30th day of June 1954.

/s/ MORRIS SHER	/s/ Illegible
Morris Sher
Notary Public, State of New York No. 24-8964200, Qualified in Kings Co. Cert. Filed in New York County Commission Expires March 30, 1956

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION OF

LOEW’S BOULEVARD CORPORATION

PURSUANT TO SECTION 36 OF THE STOCK CORPORATION LAW

THE UNDERSIGNED, holder of record of all of the outstanding shares of LOEW’S BOULEVARD CORPORATION entitled to vote with relation to the proceedings provided for in this Certificate does hereby certify as follows:

1. The name of the corporation is LOEW’S BOULEVARD CORPORATION

2. The Certificate of Incorporation of said corporation was filed in the office of the Secretary of State on the 24th day of July, 1922.

3. The Certificate of Incorporation is hereby amended to effect a change authorized in subdivision 2 of Section 35 of the Stock Corporation Law to wit: to provide that the number of directors shall be not less than three nor more than ten.

4. To accomplish the amendment the provision of the Certificate of Incorporation as amended by a Certificate of Amendment filed on the 24th day of August, 1954 fixing the number of directors, is hereby further amended to read as follows:

“The number of directors of the corporation shall be not less than three nor more than ten.”

IN WITNESS WHEREOF, the undersigned has subscribed and acknowledged this Certificate this 5th day of April, 1957.

LOEW’S INCORPORATED

By:	/s/ CHARLES C. MOSKOWITZ
Charles C. Moskowitz, Vice-Pres.

[SEAL]

STATE OF NEW YORK	)
COUNTY OF NEW YORK	)	SS:

On this 5th day of April, 1957, before me personally came CHARLES C. MOSKOWITZ to me known, who being by me duly sworn, did depose and say that he resides at 8245 Beverly Road, Kew Gardens, L.I.N.Y.; that he is the Vice-President of LOEW’S INCORPORATED, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; that he signed his name thereto by like order.

/s/ THOMAS BRESS
THOMAS BRESS
NOTARY PUBLIC STATE OF NEW YORK NO. 30-0410200 TERM EXPIRES MARCH 30, 1959

STATE OF NEW YORK	)
COUNTY OF NEW YORK	)	SS:

ARCHIE WELTMAN being duly sworn, deposes and says:

That he is the Secretary of LOEW’S BOULEVARD CORPORATION; that LOEW’S INCORPORATED which executed the foregoing Certificate of Amendment is the holder of record of all outstanding shares of LOEW’S BOULEVARD CORPORATION entitled to vote with relation to the proceedings provided for in said Certificate.

/s/ ARCHIE WELTMAN
ARCHIE WELTMAN

Subscribed and sworn to before me this 5th day of April, 1957.

/s/ THOMAS BRESS
THOMAS BRESS
NOTARY PUBLIC STATE OF NEW YORK NO. 30-0410200 TERM EXPIRES MARCH 30, 1959

CERTIFICATE OF CHANGE

OF

LOEWS BOULEVARD CINEMAS, INC.

Under Section 805-A of the

Business Corporation Law

Pursuant to the provisions of Section 805-A of the Business Corporation Law, the undersigned hereby certifies:

FIRST: That the name of the corporation is Loews Boulevard Cinemas, Inc.

SECOND: That the Certificate of Incorporation of the corporation was filed by the Department of State, Albany, New York, on the 24th day of July     , 1922 under the original name of Loew’s Boulevard Corporation.

THIRD: That the change to the Certificate of Incorporation effected by this Certificate is as follows:

To change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him, so that such address shall hereafter be Loews Boulevard Cinemas, Inc., c/o Loews Theatre Management Corp., 400 Plaza Drive, Secaucus, New Jersey 07094, Attention: General Counsel.

FOURTH: That the change of the Certificate of Incorporation was authorized by the Board of Directors of the Corporation.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury this 22nd day of February, 1988.

LOEWS BOULEVARD CINEMAS, INC.

/s/ SEYMOUR H. SMITH
SEYMOUR H. SMITH
Senior Vice President, Secretary.

_020322000321

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

Loews Boulevard Cinemas, Inc.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

1.	The name of the corporation is: Loews Boulevard Cinemas, Inc.

2.	The certificate of incorporation of said corporation was filed by the Department of State on July 24, 1922, under the name Loew’s Boulevard Corporation.

3.	The certificate of incorporation is amended so that Article Three is amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, this corporation shall not issue non-voting equity securities prior to March 21, 2003.”

4.	Shareholder approval was not required. In accordance with Section 808 of the New York Business Corporation Law, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order by the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40371, confirmed and approved on March 1, 2002.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that statements made herein are true under the penalties of perjury this 21 day of March, 2002.

Dated March 21, 2002

Loews Boulevard Cinemas, Inc.

By:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President, signing pursuant to the Bankruptcy Court order and in accordance with section 808 of the NY Business Corporation Law.